EXHIBIT 10.9


                       RESCISSION AND SETTLEMENT AGREEMENT

         This Rescission and Settlement Agreement (this "Agreement") is effective December 20, 2000, among Singlepoint Systems Corporation, a Minnesota corporation ("SSC"), Global Maintech, Inc., a Minnesota corporation which is a wholly-owned subsidiary of SSC ("GMI"), Singlepoint Systems, Inc., a Minnesota corporation which is a wholly-owned subsidiary of GMI ("SSI"), Enterprise Solutions, Inc., an Ohio corporation ("ESI"), Stewart Trent Wong ("Wong"), and Desi Dos Santos ("Dos Santos"), together, the "ESI Shareholders."

                                    RECITALS

         A. SSC (formerly known as Global Maintech Corporation), GMI, SSI and ESI are parties to an Asset Purchase Agreement dated as of November 1, 1998 (the "APA"), pursuant to which the parties undertook a transaction (the "Transaction") by which ESI sold and transferred to SSI certain assets (the "Transferred Assets," which, as used herein, has the meaning given to that term in the APA).

         B. Pursuant to the Transaction, SSI paid ESI $200,000 (the "Cash Consideration"), issued to the ESI Shareholders options to purchase an aggregate of 580,000 post-split shares(1) of SSC common stock (collectively, the "Shareholder Options") and assumed certain of ESI's liabilities (the "Assumed Liabilities," which, as used herein, has the meaning given to that term in the
APA). In addition, pursuant to Section 4.4(a) of the APA, each of Wong and Dos Santos became an employee of SSI and entered into an Employment Agreement prescribed by the APA (collectively, the "Employment Agreements").

         C. Section 1.4(d) of the APA required SSI, as further consideration for the Transferred Assets, to make an additional payment to ESI pursuant to a formula based on the economic performance of SSI over an 18-month earn-out period (the "Earn Out Payment"). Pursuant to that formula, the parties have determined the Earn Out Payment to be approximately $10,200,000 if paid in cash or $11,700,000 if paid by delivery of shares of SSC common stock, as set forth on Exhibit A attached hereto. The Earn Out Payment was not made on the date provided under the APA. In addition, Section 4.9(f) of the APA provides that, if during the 18-month earn-out period certain events (the "Triggering Events") occurred, then ESI will have the right to require SSI to return the Transferred Assets to ESI under the terms and conditions set forth in Sction 1.4(e) of the APA. Following the occurrence of a number of the Triggering Events during the earn-out period, ESI sent a notice to SSI pursuant to Section 4.9(f) (the "Section 4.9(f) Notice"). Also, during the earn-out period, SSI contributed in excess of $500,000 of working capital to SSC, notwithstanding SSC's undertaking to provide working capital to SSI during this period.

         D. Based on the facts set forth in Recital C above and certain other events, disputes exist among the parties regarding the performance of obligations required by the APA. However, over the last several months the parties have pursued efforts to find a resolution to the disputes, and the parties agreed that, during that period, any required notice under the agreement and any claim that might be based upon the disputes would be held in abeyance.

----------------------------
(1) The intent of this agreement is to include in the shareholders' options are all shares that are referenced in the Asset Purchase Agreement and if the amount varies, then the amount in the APA governs adjusted to splits accordingly.

         E. SSC has not determined that delivery of the Earn Out Payment either in cash or stock would not be in the best interest of SSC, GMI or SSI, and it has proposed a rescission of the Transaction and a settlement of the disputes under the terms and conditions set forth below. ESI has agreed to the proposed rescission and settlement based on such terms and conditions.

         NOW, THEREFORE, the parties agree as follows:

         1. Rescission of the Transaction. Subject to the other terms and conditions of this Agreement, effective upon the execution of this Agreement, and in settlement of all disputes and claims that any of the parties may have with or against each other, SSI will transfer back, assign back and reconvey to ESI all of the Transferred Assets and all other assets that are now part of the business that was purchased by SSI under the APA (the "Business"); provided that, as the only consideration for such transfer, (i) all of the Shareholder Options held by the ESI Shareholders shall be cancelled, and (ii) ESI shall assume all liabilities related to such retransferred assets that are of the same name, character, and nature the Assumed Liabilities which SSI assumed on the closing of the APA and will indemnify SSI against any claims with respect to such assumed liabilities which result from ESI's failure to pay or otherwise satisfy any of such liabilities. (Such retransfer of assets is referred to herein as the "Rescission.") ESI shall have no obligation to return the Cash Consideration.

         In clarification of the obligation of ESI to assume liabilities as provided above, the parties further agree as follows:

         A. The amounts shown on Exhibits A and B as liabilities to be assumed by ESI ($547,739.51 of the accounts payable listed on Exhibit A and $49,867.76 of the obligations incurred listed on Exhibit B) constitute some, but not necessarily all, of the liabilities assumed by ESI hereunder. To the extent there are other liabilities which ESI is to assume, as described above, and which are not identified on Exhibit A or Exhibit B, and which were incurred prior to December 21, 2000, SSC may bring these to ESI's attention and the parties will work together to determine if any such additionally identified liabilities should be wholly assumed by ESI, or wholly retained by SSC, or prorated between them abed on the relative benefits received by the parties in relation to the liability in question. If the parties are unable to resolve amicably any disagreements with respect to the assumption, retention or proration of any such additionally identified liabilities, then the matter shall be determined by arbitration as set forth under Paragraph 8(g). Any claim by SSC that a liability not identified on Exhibit A or Exhibit B is an additional liability assumed in whole or part by ESI hereunder will be barred unless brought within 180 days of the date hereof.

         B. As security for ESI's obligation to indemnify SSC with respect to the payment of the liabilities assumed by ESI hereunder, ESI hereby grants SSC a security interest in the XO Shares (as defined below), which security interest will be perfected by a pledge and delivery of the stock certificates for the XO Shares to SSC, and ESI further agrees that, until the assumed liabilities are fully paid or otherwise satisfied, ESI will not transfer, sell or otherwise encumber the XO Shares.

         2. Nature of the Transferred Assets. By way of illustration, and without limiting the generality of the description set forth in Section 1, the assets to be transferred to ESI hereunder shall include:

                  (i) The tradenames "Singlepoint Systems," "Singlepoint Systems, Inc.," "Singlepoint," "AlarmPoint" and "PhonePoint" and all other trademarks, tradenames, patent rights, copyrights, trade secrets and other intellectual property of any nature (including all derivatives thereof) which were transferred by ESI to SSI under the APA or which have since been developed by SSI in connection with the Business. (SSC, GMI and SSI hereby agrees within 30 days from the date of this agreement to cease all use of any tradenames or other intellectual property, and acknowledge that ESI will retain ownership of the LegacyPoint product and name, which portion was developed solely by using ESI resources, specifically the HP-ITO code only);

                  (ii) All office equipment, furniture or other property or assets that were acquired by SSI following the closing under the APA, whether such property or assets constitute replacements of Transferred Assets; and

                  (iii) Generally, all property which is now part of the Business and is of a type described in subsections 1.1(a) through 1.1(u) of the APA.

                  (iv) All rights to future cash payments from XO Technologies, Inc. with respect to intellectual property rights to ESI's PhonePoint software, and all shares of stock of XO Technologies, Inc. (the "XO Shares") received by SSC with respect thereto.

         3. Wong and Dos Santos Employment Agreements. Subject to the other terms and conditions of this Agreement, upon the Rescission, the Employment Agreements for Wong and Dos Santos will terminate, and neither will have any further rights or obligations thereunder.

         4. Other Employees. Subject to the other terms and conditions of this Agreement, upon the Rescission, the employment of Dario Liberate, Robert Bogdan and Tracy Cook by SSI will be terminated. ESI agrees to provide them comparable employment following execution of this document. ESI also agrees that if there are any options given to its employees for stock of SSC, GMI, and SSI under the APA, ESI shall indemnify and hold harmless these companies from any such claim.

         5. Termination of Agreements and Obligations. Subject to the other terms and conditions of this Agreement, upon the Rescission, SSC, GMI and SSI, on the one hand, and ESI and the ESI Shareholders, on the other, will mutually and consensually terminate all existing agreements and obligations between them.

         6. Release Provisions.

                  (a) Release. Subject to the other terms and conditions of this Agreement, upon the Rescission, each of the parties hereto, on behalf of itself, its officers, directors, subsidiaries, affiliates, employees, representatives, agents, predecessors, successors and assigns, and each of them (collectively, the "Releasing Parties"), hereby jointly and severally releases, acquits and forever discharges each of the other parties and each of such other parties' respective officers, partners, subsidiaries, affiliates, employees, representatives, agents, predecessors, successors and assigns, and each of them, from any and all claims, demands, actions, causes of actions, liabilities, obligations, costs, expenses, loss of service, debts, attorneys' fees, claims for sanctions, or damages of any kind or nature whatsoever, and in any and all forums and courts, whether known or unknown, suspected or unsuspected, arising from the beginning of time up to and including the date of the Rescission, arising out of, resulting from of or in any way related to the APA or the transactions undertaken or contemplated thereby, other than any obligations under this Agreement.

                  (b) Waiver of Rights Under Civil Code Section 1542. With regard to the claims released hereby, the Releasing Parties expressly waive the benefits of any and all rights they may have under California Civil Code Section 1542, which provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                  (c) Knowledge of Civil Code Section 1542. The Releasing Parties acknowledge that they fully understand the statutory language of Civil Code Section 1542 and, having been so apprised by their attorneys and/or their independent review of this Civil Code section and any related sections and authorities referring to said section, nevertheless elect, and do assume, all risks and responsibilities for release of all claims as set forth above, and for all other claims heretofore and hereafter arising within the coverage of this release, whether known or unknown, suspected or unsuspected.

                  (d) No Prior Assignment of Claims. The Releasing Parties represent and warrant that they have not sold, assigned, transferred, conveyed (except to the parties to this Agreement) or otherwise disposed of any claims, demands, actions or causes of action released herein.

         7. Lien Release Condition; Reinstatement. ESI and the ESI Shareholders have entered into this Agreement on the condition that, within 90 days following the Rescission (subject to extension at the sole discretion of ESI) (the "Lien Release Period"), all of the liens in favor of Hambrecht & Quist which currently encumber some or all of the assets to be transferred to ESI hereunder (collectively, the "H&Q Liens") will be removed and released at no cost to ESI. The parties acknowledge that SSC is currently considering the disposition of certain other assets it owns; that Hambrecht & Quist had indicated that, in connection with the closing of that transaction under the terms currently being considered, it will release all of the H&Q Liens; and that the expectation of that transaction and release of liens was a material consideration for the decision of ESI and the ESI Shareholders to enter into this Agreement. Accordingly, the parties expressly agree that, unless all of the H&Q Liens are removed and released at no cost to ESI within the Lien Release Period, ESI shall have the absolute right and option, by notice given to SSC at any time within 90 days following the expiration of the Lien Release Period, to rescind this Agreement, in which case (i) ESI shall transfer back to SSI (or to SSC if SSI has been dissolved), and SSI (or SSC) shall be obligated to accept, all of the assets (or replacements thereof) that ESI received pursuant to this Agreement, together with all related liabilities, and SSC shall grant to the ESI Shareholders options for SSC common stock having the exact same terms as the Shareholder Options terminated at the Rescission; (ii) all other actions taken hereunder upon the Rescission shall be rescinded and reversed; (iii) the release provider under Section 6 above (the "Release") shall be rescinded and deemed to have never come into existence; and (iv) all claims that any party hereunder may have had against any other party prior to the Rescission shall be reinstated and deemed to have not been released by the Release.

         8. General Provisions.

                  (a) Law Governing. This Agreement shall be construed in accordance with the laws of the State of Minnesota. This Agreement was produced by all parties hereto and shall not be construed against any of them.

                  (b) Execution by Counterparts. This Agreement may be executed as a single document or in counterparts, each of which shall be deemed an original, equally admissible in evidence, and all of which together shall constitute one and the same agreement.

                  (c) Entire Agreement; Modifications and Amendments. This Agreement represents the entire agreement between the parties hereto and supersedes any previous oral or written agreement between them. No modification or amendment of this Agreement shall be of any force or effect unless in writing and executed by all parties to this Agreement.

                  (d) Consultation with Counsel. All parties hereto acknowledge that they have received independent legal advice from their attorneys with respect to the advisability of executing this Agreement.

                  (e) Further Assurances. Each of the parties, at the request of any other party, will execute all such further instruments and take all such further action consistent with the provisions hereof as may be reasonably necessary to carry out the intent of this Agreement.

                  (f) Capacity; Authority. The parties represent and warrant that they each have full legal capacity to execute, deliver and perform this Agreement. The parties represent and warrant that: (i) no consent or approval of any other person is required in connection with their execution, delivery and performance of this Agreement except to the extent that such consent or approval already has been obtained; (ii) they have duly executed this Agreement; and
(iii) this Agreement constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms. Each of the people executing and delivering this Agreement on behalf of an entity represents and warrants to the other that he or she is authorized to do so.

                  (g) Arbitration. This Agreement is intended to set forth the important terms between the parties but is unlikely to cover all circumstances. In this regard, if the parties are unable to resolve any disagreement between them, or problems that arise in the future, which may or may not be covered by this Agreement, an arbitrator shall be selected by agreement, and if the parties are unable to agree on an arbitrator, then one shall be selected from the American Arbitration Association in accordance with their normal procedures. The arbitrator's procedural and substantive decision shall be binding upon all parties. The arbitrator so selected shall decide the issues to be determined, based upon the following:

                  (i) That both parties be treated fairly and equitably;

                  (ii) The intent of this Agreement or any subsequent amendments; and

                  (iii) Practical considerations.

         Any decision of the arbitrator shall be binding in any court of law so that the terms of the decision can be enforced.

         IN WITNESS WHEREOF, the parties have entered into this Rescission and Settlement Agreement as of the date first set forth above.

Singlepoint Systems Corporation,           Global Maintech, Inc.,
a Minnesota corporation                    a Minnesota corporation


By:   /s/ John E. Haugo                    By:   /s/ John E. Haugo
    ---------------------------------          ---------------------------------
    Name: John E. Haugo                        Name: John E. Haugo
    Title: Director                            Title: Director


Singlepoint Systems, Inc.,                 Enterprise Solutions, Inc.
a Minnesota corporation                    an Ohio corporation


By:   /s/ John E. Haugo                    By:   /s/ Trent Wong
    ---------------------------------          ---------------------------------
    Name: John E. Haugo                        Name: Trent Wong
    Title: Director                            Title: President

                                           By:   /s/ Desi Dos Santos
                                               ---------------------------------
                                               Name: Desi Dos Santos
                                               Title: Vice President


  /s/ Stewart Trent Wong                     /s/ Desi Dos Santos
-------------------------------------      -------------------------------------
Stewart Trent Wong                         Desi Dos Santos

               As of 11/16/00                _______________
Absolutely Write Marketing Communications     $    13,275.00     $
Acordla                                               616.25
ADP Investor Communication Services                15,439.51
Aethlon Capital, LLC                                  387.50
Airborne Express                                      642.30
Alltel Ohio, INC                                       59.11
Americable                                            979.07
American Electric Power                               260.17            260.17 ?
American Express                                      257.16            257.16
American Express New                               68,938.00         68,938.00 Adjusted
American Info-Center                                  291.50
Ameritech--Eden Prairie                               202.73
Ameritech--MICH                                        (2.02)
Anderson Consulting, Inc.                         111,402.65        111,402.65 Adjusted
APEX                                                3,935.85
Applied Communications of Minnesota                 1,016,74
Ascend Communications                              50,681.34
Asset Sentinel Inc.                                20,897.50
AT&T                                                4,733.23
AT&T--Dabew                                           651.61
AT&T--Digital                                       2,623.89
AT&T--Eden Prarie (Atlanta)                         3,577.61
AT&T--Eden Prarie (Aurora)                             (6.93)
AT&T--Eden Prarie (Louisville)                      8,257.56
AT&T--Eden Prarie (Omaha)                           1,145.78
AT&T--Newark                                        1,341.45
AT&T--Uniplan                                       5,403.54
AT&T Interstate                                     1,064.14
AT&T Services                                      (4,393.73)
AT&T Teleconference Service (Eden Prarie)           5,410.80
AT&T Tom Miller                                       135.77
AT&T UniPlan                                        2,136.80
AT&T Web                                              390.20
AT&T Wireless Services                                 99.72
AT&T Worldnet 32168                                 8,120.11
AT&T Worldnet 85117                                 3,192.73
Bardel, Gale Expenses                                 110.09            110.09
Bay Tact Corporation                                  573.70
Bell South Pro Center                                 991.53
Black Mountain                                        257.60            257.60
Blue Cross & Blue Shield of Illinois--DN            1,543.56
Blue Cross & Blue Shield of Minnesota              28,052.00
Blue Cross Blue Shield of Florida--VT                (378.00)
bright.net                                             43.90
BRS, Ltd.                                            (583.33)
Brunettl, Gregory Expense                             474.08
BT Office Products                                  4,514.31
Business Wire                                       3,350.00
Cable & Wireless USA, Inc.                          2,026.28
California Board of Equalization                     (165.00)          (165.00)
California Tshirt                                      49.73             49.73
CC Graphics                                         1,426.67          1,426.67
Centura Software                                      622.00

Chasin, Larry                                       1,650.00
Ching, Clayton--Expense                             6,353.45          6,353.45
CoffeeCup Software                                      9.86              9.86
Columbia Gas                                           21.55
Columbus & Central Ohio Systems, Inc.                 (46.06)
Compaq DEC                                         33,168.78
Computerworld                                      24,128.95         24,128.95
Compuware Corporation                              14,850.00
Coudert Brothers                                   17,273.26         17,273.26
Country Inns & Suites                                 263.07
Cross Consulting Group                             15,543.72
Crystal Springs Water Co.                              57.65             57.65 ?
Cuneo & Associates                                 11,282.85
CUSIP                                                 105.00
Cybex                                              (1,344.80)
Cygcom                                              4,120.72          4,120.72
Dabew, Inc.                                       300,000.00
Dally Printing                                       (787.41)
DCMS Inc./AFCOM                                     1,600.00
Dell Marketing L.P.                                   853.02
Deluxe                                                215.56
Digi-Key Corp.                                        149.61
Digi International, Inc.                             (200.00)
Dillion Advertising                                23,537.33
Dombrowski, Leo                                     1,800.00
Dorsey & Whitney LLP                              423,258.52
Dos Santos, Desi Expenses                           6,252.59          6,252.59
DSL Networks                                          948.27            948.27
DSL Networks (New Haven)                              199.62            199.62
DSL Solutions Inc.                                  1,031.37          1,031.37 ?
El Microcircuits, Inc.                             (9,316.51)
Euler Solutions                                    26,708.21
Federal Express                                       213.84            213.84
First Place, Inc.                                   2,108.51          2,108.51
Flanagan, Christopher Expenses                      1,151.32          1,151.32
Flynn, Leslie Expense                               2,820.65
Fore Systems                                       34,445.05
Fortis Benefits                                     1,022.23
Four Seasons                                          448.00            448.00
Four Star Systems                                   1,687.75
Frey & Palma                                          555.00            555.00
Frontier Communications                            10,406.25
Fry's Electronics                                     705.23            705.23
Gartner Group                                      81,975.00
Gateway Systems                                     7,756.47          7,756.47
Glenborough Fund IX LLC                            34,873.82
Global Solutions Network                           15,000.00         15,000.00
Grade-A Mailing Service, LLC                          350.57
Gruenwald, Janice V.                                3,200.00          3,200.00
Hall, Estill, Hardwick, Gable, Golden               1,085.30
Hambrect & Quist                                      481.75
Hayden & Associates                                54,133.31
Hewlett-Packard                                    10,800.00         10,800.00
Highline Capital Corp.                            135,000.00
Hitachi Data Systems                                7,350.00
Homestead Village                                     188.52

IBM (Eden Prarie)                                   2,794.72
Ideas for You                                       1,455.02          1,455.02
IDS/American Express Financial Advisors            10,369.74
IKON Capital                                         (182.64)
Ikon Office Solutions--SF                           2,232.66          2,232.66
InfoMart                                              395.00
Internal Revenue Services                         108,462.00        108,462.00
Intertech                                          15,745.90
InterVision Systems Tech., Inc.                       450.32            450.32
IOS Capital (Ikon)--Dallas                          9,295.75
Iron Mountain/Safesite--Dept #384                     110.00            110.00
IT&T                                                  968.06
Jacobs, Steven                                      7,105.76          7,105.76
Jennings, Strouss & Salmon                            309.52
Jesanda                                               845.43            845.43
Kershaw & Company                                     945.00
Key3Media Events Networld 2001                      3,047.50
Kinko's                                             9,989.76
KLIV--AM Radio                                        625.00            625.00
KPMG                                              181,500.00
Kramer, Rich--Exp Rpt                               1,750.18
Krass Monroe, P.A.                                 37,608.75
Laguna Groupware Inc                               16,200.00
Langill, Kenneth                                      958.00            958.00
Langill, Kenneth Exp Rpt                             (886.00)          (886.00)
Lanstar                                             2,737.15
Last Minute Air                                     3,731.03
LD Enterprises                                      1,200.00
Legacy Transportation Services                      1,225.60
Liberati, Dario Expenses                            1,710.87          1,710.87
Liljesater, Per Expense                               161.28            161.28
Linotext                                            1,704.97          1,704.97
Liviakia Financial Communications, Inc.            15,000.00
May, Dale Expense                                   2,127.94
MCI                                                 1,484.28          1,484.28
McMaster-Carr Supply Co.                              198.11
Medical Mutual of Ohio                                940.28            940.28
Merchant & Gould                                   38,465.76
Meta Group                                         32,000.00
Micro 1 Research Group                              1,200.00
Micro Edge                                          4,189.00
Midwest Delivery Service                               27.04
Miller & Schroeder Financial, Inc.                 (4,099.52)
Miller, Tom Expense                                 1,722.61
Milligan, Craig Expense                               873.11
Minnegasco                                             77.64
monstar.com                                           825.00            825.00
Moore, Alan Expenses                                2,475.95          2,475.95
MSDN Subscriptions                                  2,145.67          2,145.67
Murray, Diane                                         223.06            223.06
Network Solutions, Inc.                                35.00
Neuger Henry Bartkowski                             3,170.07
Nevada Employment Security Division                    43.46
Nextpress                                          16,059.98         16,059.98
Nicholas Hicks, Inc.                                  300.00            300.00
Norm Van Haaften                                    2,455.97

Northern States Power Company                       1,938.51
Object Space                                          495.00
Objectivity                                        22,755.49
Occidental Technologies                            34,695.73
Office Depot                                        5,012.37          5,012.37
Office Max                                          1,468.26          1,468.26
OfficeMax                                           1,273.01          1,273.01
Pabst, Anja Expense                                   340.13            340.13
Pacific Bell (Eden Prarie)                           (801.50)
Pacific Gateway Properties                         15,312.08         15,312.08
Pacific Investment Services                            11.50
Panarese, Richard Expenses                             77.40             77.40
Paulson, Richard Expense                            4,686.26          4,686.26
PBCC                                                  305.08
PC Connection                                       3,188.94
Peterson, David Expense                               581.31            581.31
Pick Of The Letter Graphics                            30.00
Pitney Bowes                                          295.63            295.63
Pitney Bowes Credit Corporation                       269.82
Postal Privilege                                      262.72
Potant Technology                                   6,162.00
PR Newswire, Inc.                                  11,810.00
Price Waterhouse Cooper                            28,698.43
Pulmano, Sherard--Expense                             672.03
Radford, Roger Expense                                505.22
Rahrig, Brian Expense                                   3.20              3.20
Ray, Andy--Expenses                                   913.39            913.39
Reliable Office Supplies                              409.74
Reliant Energy                                         60.12
Roanoke Trade                                         400.00
Roger Radford                                      10,660.34
Rogue Wave Software, Inc.                           1,236.00
Roos, Stacey Expense                                1,572.01
RR Donnelley Receivables, Inc.                     32,451.92
Singlepoint Systems Inc.                            7,724.00          7,724.00
SkyTel                                               (119.44)
Smart Modular Technology                          115,743.00
Smart, Charles--Expenses                            8,329.96
Softmart                                            1,726.69
Southwestern Bell                                   1,080.55
Southwestern Bell--Eden Prarie                        980.50
Spieker Properties                                  7,867.74
Standard & Poor's                                   2,975.00
Staples                                               179.64            179.64
Stephens, James Expense                               703.43
Sue C. Barber                                        (120.00)
Sunbelt Software                                    7,815.50          7,815.50
Tech Data Corporation                                  33.00
Tech Target.com                                    12,221.00
Techware                                              716.97
Tharco                                                119.71
The Depository Trust Co.                            3,285.00
The Muller Company                                    220.00
Think & Dream                                      14,682.17         14,682.17
Top Priority Computer                                 350.00
Trademark Research Corp.                            2,450.00

Travel One                                         20,370.50
Treutel, Vic Expense                                9,312.57          9,312.57
Tuff's Office Supplies, Inc.                          378.88
Universal Pensions, Inc.                            1,102.76
UPS                                                 1,502.73          1,502.73
UPS--Eden Prarie                                     (101.87)
US Software                                         1,500.00
Veritae Software Corporate                            122.20
Verizon Wireless Messaging Services                   236.26
VMI, Inc.                                             378.88
VoiceNet                                               12.02             12.02
Waste Management                                      135.55
WaveFront Communications, Inc.                      2,100.00
Wells Fargo Shareowner Services                     1,064.13
West Coast Internet                                 1,390.70
Williams Communication LLC                         15,037.46
Wincorp                                            26,649.72
Wong, Trent Expenses                               41,826.30         41,826.30
Woodley, Mike Expense                                  55.78             55.78
Wright, Dana Expenses                                 205.05            205.05
                                               -------------      ------------
       TOTAL                                    2,734,203.43        547,519.51
                                               =============      ============

                                  Salary            Bonus                          Vacation
    Terminated Employees           Owed           Commission       Expenses        Accrual
----------------------------   ------------     -------------    ------------    ------------
GMI Employees                 $                $                $               $                 $
May, Dale (11/15/00)
   11/1/00--11/15/00              2,916.87
   Vacation as of 11/15/00                                                           2,805.74
     TOTAL                        2,918.87                --              --         2,805.74        5,722.41

Tom Miller (11/24/00)
   11/21/00--11/24/00             1,076.80
   11/16/00--11/20/00               807.60
   Vacation as of 11/21/00                                                           3,182.78
   Vacation 11/21/00--
   11/24/00                                                                             48.12
   Expenses 10/30/00--
   11/11/00                                                           646.69
   Expenses 11/13/00--
   11/24/00                                                           655.62
     TOTAL                        1,884.40                --        1,302.31         3,230.90        6,417.81

Milligan, Craig (11/15/00)     Two week severence notice
   11/1/00--11/15/00              2,291.67
   11/16/00--11/30/00             2,115.20
   Vacation as of 11/15/00                                          1,417.21         2,554.69
     TOTAL                        4,408.87                --                         2,554.59        6,981.46

Sundin, Bill (11/15/00)
   Salary                         2,422.80
   BackPay 01/99                  2,500.00
   Commissions                                     30,778.31
   Vacation                                                                         11,441.00
   Expenses                                                        46,284.60
     TOTAL                        4,922.80         30,778.31       46,294.60        11,441.00       93,436.71

Total GMI Employees                                                                                112,538.19

SSI Employees
Ching, Clayton (12/04/00)
   12/1/00--12/4/00
   Vacation as of 12/04/00*
   Expenses
     TOTAL

Flannagan, Chris (11/20/00)
   11/16/00--11/20/00
   Vacation as of 11/20/00*
   Expenses
     TOTAL

Kramer, Rich (11/17/00)
   11/16/00--11/17/00
   Vacation as of 11/17/00
   Expenses Nov. 2000
     TOTAL

Moore, Alan*                   11/15/00 moved to commission only
   11/1/00--11/15/00              3,541.67
   Vacation as of 11/16/00                                                           2,177.02
   Commissions Due                                 11,206.85
   Expenses                                                         1,066.87
     TOTAL                        3,541.67         11,206.85        1,066.87         2,177.02       17,992.21

Panarese, Rich (11/24/00)      Vacation accrual is an approx.
   11/18/00--11/24/00
   Vacation as of 11/24/00
   Expenses
     TOTAL                              --                --              --               --              --

Peterson, David (11/24/00)     Vacation accrual is an approx.
   11/16/00--11/24/00             2,019.22
   Vacation as of 11/24/00                                                           3,000.00
   Expenses
     TOTAL                        2,019.22                --              --         3,000.00        5,019.22

Sharard Pulmano (12/1/00)
   11/16/00--12/01/00             2,867.31
   Vacation as of 12/1/00*                                                           1,000.00
   Expenses                                                           497.79
     TOTAL                        2,867.31                --          497.79         1,000.00        4,365.10

Ray, Andy (11/24/00)           Vacation accrual is an approx.
   11/18/00--11/24/00               942.48
   Vacation as of 11/24/00                                                             662.49
   Expenses Nov. 2000                                                 328.55
     TOTAL                          942.48                --          328.55           662.49        1,933.52

Treutel, Vic (10/31/00)                                                             16,348.95
     TOTAL                              --                --              --        16,348.95       16,348.95

Wright, Dana (11/24/00)          Prepaid ?

Total SSI Employees                                                                                 49,867.78

Grand Total                                                                                        162,405.95